EXHIBIT 99.1

ENDRA Life Sciences Reports Third Quarter 2024 Financial Results and Provides a Business Update

Company accelerated enrollment in global multisite pilot study and significantly reduced operating expenses while refocusing resources to clinical and regulatory deliverables

ANN ARBOR, Mich. (November 15, 2024) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three and nine months ended September 30, 2024 and provided a business update.

Highlights from the third quarter and recent weeks include:

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Developed data analysis features for TAEUS platform by introducing new models rooted in artificial intelligence (AI), machine learning (ML) and deep learning (DL). As part of its continuous technology improvement of the TAEUS system, ENDRA made advancements in developing and testing new features and capabilities that leverage AI, ML and DL models and algorithms to improve both data accuracy and operator ease-of-use.

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Accelerated subject recruitment at clinical evaluation sites. Clinical evaluation sites are actively recruiting subjects to collect data to assess TAEUS’ liver fat measurement capabilities against the gold/industry standard, MRI-PDFF. During the past two months, nearly 40 subjects were enrolled and scanned, or are in the process of being scanned. Robust enrollment is expected to continue through the end of the year, along with the potential to activate additional sites. These studies are intended to collect real-world clinical evidence across multiple operators to further establish the utility and performance of the TAEUS system for metabolic disease management. In addition, the findings from these pilot studies will be used to inform a pivotal study, the results of which will support ENDRA’s submission of a De Novo request to the U.S. Food and Drug Administration (FDA).

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Activated a TAEUS system at LMU University Hospital in Germany. LMU University Hospital, one of the leading medical research centers in Europe, is conducting a post-market clinical study to assess TAEUS’ liver fat measurement capabilities against the gold standard MRI-PDFF test. This study is intended to collect real-world clinical evidence to further establish the utility of the TAEUS system for metabolic disease management. LMU researchers plan to present the findings of their study at a future medical congress followed by submission to a peer-reviewed journal.

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Submitted study highlighting TAEUS technology in patients with high BMI to be presented at AASLD’s The Liver Meeting® 2024. The poster, titled “Noninvasive assessment of steatotic liver disease in individuals with class 2 and class 3 obesity,” was accepted for presentation at The Liver Meeting 2024, hosted by the American Association for the Study of Liver Disease (AASLD) and taking place November 15-19 in San Diego. The presentation highlights the potential of the TAEUS technology to obtain liver fat fraction measurements in patients with body mass index (BMI) exceeding 35, where accurate and reliable assessment of liver fat is challenging with existing point-of-care solutions. The poster will be available on theResearch and Media section of ENDRA's website after the conference ends.

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Expanded the intellectual property portfolio to 82 issued patents globally. During the third quarter of 2024, ENDRA was issued a new patent in Europe. ENDRA’s broad intellectual property portfolio provides protection for the TAEUS system with its novel thermoacoustic technology and the ability to explore licensing opportunities in areas outside its initial indications of use.

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Significantly reduced operating expenses and improved efficiencies. Management implemented cost-cutting initiatives, as well as refocused resources to its clinical and regulatory activities to support the future submission of the TAEUS De Novo request. As a result of the restructuring, ENDRA realized $3.1 million in annualized savings and reduced year-over-year expenses for the quarter by 54%, primarily coming from general and administrative reductions.

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“We are laser focused on securing the clinical data necessary to support a new De Novo regulatory filing with the FDA - above all other initiatives - and are encouraged by the subject recruitment progress at our pilot clinical evaluation sites,” said Alexander Tokman, acting Chief Executive Officer of ENDRA. “In parallel, we are making significant progress with our go-to-market strategy for TAEUS to ensure we are prioritizing the most promising verticals, setting our longer-term vision and business strategy, while significantly reducing operating expenses to extend our cash runway.”

Third Quarter 2024 Financial Results

Operating expenses in the third quarter of 2024 were down 52% to $1.5 million compared with $3.1 million in the third quarter in 2023, and down 32% compared with the second quarter of 2024. The decrease from prior year was primarily due to a reduction in general and administrative spending. Included in this reduction are bonus adjustments and a decrease in stock-based compensation expense, which were the result of the restructuring. These non-cash items reduced total operating expenses by $410,000 and are not expected to recur.

Net loss in the third quarter of 2024 was $2.4 million, compared with a net loss of $3.1 million in the third quarter of 2023. However, the third quarter 2024 loss included a net non-cash charge of $911,000 related to warrants in the Company’s last financing.

Cash and cash equivalents were $4.7 million as of September 30, 2024.

Future Conference Calls

Going forward, management intends to hold periodic business update calls to discuss recent events with shareholders and answer questions. These calls typically will be catalyzed by major events including regulatory, clinical and commercial developments.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to assess tissue fat content and monitor tissue ablation during minimally invasive procedures, at the point of patient care. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease (SLD) and metabolic dysfunction-associated steatohepatitis (MASH), chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. For more information, please visit www.endrainc.com.

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Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: expectations with respect to FDA requirements regarding its clinical trials and de novo submission for its TAEUS liver device; estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain FDA and other regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to regain compliance with Nasdaq listing standards and remain listed on a securities exchange; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Richard Jacroux

Chief Financial Officer

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

Alliance Advisors IR

(310) 691-7100

ybriggs@allianceadvisors.com

[Financial Tables Follow]

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ENDRA Life Sciences Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
Assets	2024	2023
Current Assets	(Unaudited)
Cash	$4,745,187	$2,833,907
Prepaid expenses	217,120	198,905
Total Current Assets	4,962,307	3,032,812
Non-Current Assets
Inventory	2,711,923	2,622,865
Fixed assets, net	80,281	111,782
Right of use assets	229,771	354,091
Prepaid expenses, long term	388,842	626,610
Other assets	5,986	5,986
Total Assets	$8,379,110	$6,754,146

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$626,706	$700,754
Lease liabilities, current portion	187,339	173,857
Loans	-	28,484
Total Current Liabilities	814,045	903,095

Long Term Debt
Lease liabilities	49,823	192,062
Warranty Liability	910,556	-
Total Long Term Debt	960,379	192,062

Total Liabilities	1,774,424	1,095,157

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 17.488 and 141.397 shares issued and outstanding, respectively	-	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 20,000,000 shares authorized; 522,005 and 5,937 shares issued and outstanding, respectively	52	1
Additional paid in capital	105,893,728	97,583,906
Stock payable	1	5,233
Accumulated deficit	(99,289,095)	(91,930,152)
Total Stockholders’ Equity	6,604,686	5,658,989
Total Liabilities and Stockholders’ Equity	$8,379,110	$6,754,146

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Operating Expenses
Research and development	$794,444	$1,632,849	$2,552,336	$4,424,345
Sales and marketing	83,157	243,332	484,769	672,721
General and administrative	631,413	1,252,881	3,483,303	3,965,889
Total operating expenses	1,509,014	3,129,062	6,520,408	9,062,955

Operating loss	(1,509,014)	(3,129,062)	(6,520,408)	(9,062,955)

Other Expenses
Other income (expense)	65,528	28,226	72,069	462,241
Warrant expenses	(7,323,685)		(7,323,685)
Changes in fair value of warrant liability	6,413,081		6,413,081
Total other expenses	(845,076)	28,226	(838,535)	462,241

Loss from operations before income taxes	(2,354,090)	(3,100,836)	(7,538,943)	(8,600,714)

Provision for income taxes	-	-	-	-

Net Loss	$(2,354,090)	$(3,100,836)	$(7,538,943)	$(8,600,714)

Net loss per share – basic and diluted	$(9.54)	$(706.20)	$(82.14)	$(2,672.98)

Weighted average common shares – basic and diluted	246,816	4,391	89,592	3,218

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